EXHIBIT 4.9

                              Seventh Amendment to
                              Amended and Restated
               Agreement and Certificate of Limited Partnership of
                  Geodyne Energy Income Limited Partnership I-D


       This Seventh Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of Geodyne Energy Income Limited Partnership I-D (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, and all Substituted Limited Partners admitted to the Partnership.

       WHEREAS, on December 20, 1985, Geodyne Properties, Inc. ("Properties"), as General Partner, and the Initial Limited Partner, Susan Layman, executed and entered into that certain PaineWebber/Geodyne Energy Income Limited Partnership I-D Agreement and Certificate of Limited Partnership (the "Preformation Agreement"); and

       WHEREAS, on March 4, 1986, Properties as General Partner executed and entered into that certain Amended and Restated Agreement and Certificate of Limited Partnership for the Partnership (the "Agreement"); and

       WHEREAS, on February 25, 1993, Properties as General Partner executed and entered into that First Amendment to the Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Energy Income Limited Partnership I-D" to "Geodyne Energy Income Limited Partnership I-D", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

       WHEREAS, on August 4, 1993, Properties as General Partner executed and entered into that Second Amendment to the Agreement whereby it amended certain provisions of the Agreement to (i) expedite the method of accepting transfers of Limited Partners' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Limited Partners; and

       WHEREAS, on June 30, 1997, Properties merged into Resources; and,

       WHEREAS, on July 1, 1997, Resources as successor via merger to Properties executed and entered into that Third Amendment to the Agreement whereby it amended the Agreement to provide that Geodyne Resources, Inc., as successor via merger with Properties, is the General Partner of the Partnership; and

        WHEREAS, on December 23, 1999, Resources executed and entered into that certain Fourth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 31, 2001, and

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        WHEREAS, on November 14, 2001,  Resources executed and entered into that certain Fifth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 31, 2003, and

        WHEREAS, on November 18, 2003, Resources executed and entered into that certain Sixth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 31, 2005, and

        WHEREAS, Section 2.4 of the Agreement provides that the Partnership shall continue in full force and effect until December 31, 2005, provided that the General Partner may extend the term of the Partnership for up to two periods of two years each if it believes each such extension is in the best interests of the Limited Partners or until dissolution prior thereto pursuant to the provisions of the Agreement, and

        WHEREAS, Resources as General Partner has elected to extend the life of the Partnership an additional two years.

       NOW, THEREFORE, in consideration of the covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

         Section 2.4. is hereby amended and restated as follows:

               The Partnership shall continue in force and effect until December 31, 2007, provided that the General Partner may extend the term of the Partnership for up to one period of two years if it believes such extension is in the best interests of the Limited Partners, or until dissolution prior thereto pursuant to the provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 27th day of October, 2005.

                             Geodyne Resources, Inc.
                             as General Partner


                             By:    //s// Dennis R. Neill
                                    ---------------------
                                    Dennis R. Neill
                                    President

                             Geodyne Resources, Inc., as Attorney-in-Fact for all Substituted Limited Partners

                             By:    //s// Dennis R. Neill
                                    ---------------------
                                    Dennis R. Neill
                                    President


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